APPENDIX C
PLANTRONICS, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN

Amended and restated effective March 9, 2020

1.
Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or a cash contribution, if applicable. This Plan includes two components: a Code Section 423 Plan Component and a Non-423 Plan Component. It is the intention of the Company to have the Code Section 423 Plan Component qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code and the provisions of the Plan with respect to the Code Section 423 Component, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. In addition, this Plan authorizes the grant of options under the Non-423 Plan Component that do not qualify under Section 423 of the Code, pursuant to the rules, procedures or sub-plans adopted by the Administrator that are designed to achieve tax, securities laws or other objectives for Employees and/or the Company. Except as otherwise indicated, the Non-423 Plan Component will operate and be administered in the same manner as the Code Section 423 Plan Component.

2.	Definitions.

(a)	“Administrator” shall mean the Board of Directors of the Company or any committee of members of the Board of Directors authorized to administer the Plan.

(b)
“Applicable Laws” shall mean the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where the Plan is, or will be, offered.

(c)
“Code” shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(d)
“Code Section 423 Plan Component” shall mean the component of this Plan that is intended to meet the requirements set forth in Section 423(b) of the Code. The Code Section 423 Plan Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(e)	“Common Stock” shall mean the common stock of the Company.

(f)	“Company” shall mean Plantronics, Inc., a Delaware corporation.

(g)
“Compensation” shall mean a Participant's base straight time gross earnings rate, exclusive of any payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, car allowances, profit-sharing and other compensation. The Administrator shall have the discretion to determine what constitutes Compensation for Participants under the Plan, but for purposes of Participants participating in the Code Section 423 Plan Component, it will be applied on a uniform, non-discriminatory basis.

(h)
“Designated Subsidiary” shall mean any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may provide that any Designated Subsidiary shall only be eligible to participate in the Non-423 Plan Component and at any given time, a Subsidiary that is a Designated Subsidiary under the Code Section 423 Plan Component shall not be a Designated Subsidiary under the Non-423 Plan Component.

(i)
“Employee” shall mean any individual who is an employee of the Company or a Designated Subsidiary for tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary, as applicable, or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to automatically terminate on the date three (3) months and one day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on the first day of the Offering Period to which the Enrollment Date relates, determine (and for purposes of the Code Section 423 Plan Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423‑2) that the definition of Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, provided the exclusion is applied with respect to each Offering Period in an identical manner to all highly compensated individuals of the Company or Designated Subsidiary whose Employees are participating in that Offering Period. Each exclusion shall be applied with respect to an Offering Period in a manner complying with U.S. Treasury Regulation Section 1.423‑2(e)(2)(ii). For Offering Periods under the Non-423 Plan Component, Employee will also mean any other employee of the Company or any Designated Subsidiary to the extent that Applicable Laws require participation in the Plan to be extended to such employee, as determined by the Administrator.

(j)
“Enrollment Date” shall mean the date that is seven (7) calendar days prior to the first day of each Offering Period or such other date determined by the Administrator on or prior to that Offering Period in a uniform and non-discriminatory basis.

(k)	“Exercise Date” shall mean the last day of each Offering Period.

(l)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(ii)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(m)	“Non-423 Plan Component” shall mean a component of this Plan that is not intended to meet the requirements set forth in Section 423(b) of the Code.

(n)
“Offering Period” shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to Sections 4 and 20 of this Plan.

(o)	“Participant” shall mean an eligible Employee who has enrolled in an Offering Period in accordance with Section 5 of the Plan.

(p)	“Plan” shall mean this Plantronics, Inc. 2002 Employee Stock Purchase Plan, as amended and restated from time to time.

(q)
“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the first day of the Offering Period or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(r)
“Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(s)
“Subscription Agreement” shall mean a form(s) of agreement approved by the Administrator from time to time authorizing payroll deductions or a cash contribution, if applicable, in connection with a Participant's enrollment in one or more Offering Periods under this Plan.

(t)
“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.	Eligibility.

(a)
Subject to Section 3(b) below, any Employee who shall be employed by the Company or a Designated Subsidiary for a minimum of seven (7) calendar days prior to the first day of an Offering Period, or such other length of time determined by the Administrator on or prior to that Offering Period shall be eligible to participate in the Plan; provided that for purposes of Participants participating in the Code Section 423 Plan Component, it will be applied in a uniform and non-discriminatory basis.

(b)
Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering Period if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an offering under the Plan to violate Section 423 of the Code.

(c)	Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan

(i)
to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary;

(ii)
to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of Common Stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time; or

(iii)	to purchase more than 5,000 shares in any Offering Period.

4.
Offering Periods. The Plan shall be implemented by consecutive Offering Periods with the Offering Period commencing on or around February 15 and August 15 of each year and ending approximately six (6) months later on August 15 and February 15, respectively. If the commencement or ending date of any Offering Period occurs on a weekend, holiday or other day on which any stock exchange or national market system on which the Common Stock is listed is not open, the last market trading date immediately prior shall be the applicable Offering Period commencement or ending date. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.
Participation. An eligible Employee may become a Participant by submitting a properly completed Subscription Agreement to the Company either through an on-line enrollment process established by the Administrator or submitting a hard copy to the Company's stock administration manager on or prior to the applicable Enrollment Date; provided that for purposes of Participants participating in the Code Section 423 Plan Component, the processing of enrollments, whether on-line or via hard copy, will be applied in a uniform and non-discriminatory basis.

6.	Payroll Deductions.

(a)
At the time a Participant submits his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period at a rate equal to not less than one percent (1.0%) and not exceeding ten percent (10.0%) (in whole percentages only) of his or her Compensation payable on each payday during the Offering Period.

(b)
Any such payroll deductions for a Participant shall commence on the first payday following the first day of the Offering Period and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c)
Notwithstanding the foregoing and lieu of the payroll deductions in subsection (a) above, the Administrator may, for any Offering Period, permit each Participant to make a lump sum cash contribution by check payable to the Company in an amount equal to not less than one percent (1.0%) and not exceeding ten percent (10.0%) (in whole percentages only) of his or her Compensation payable during the Offering Period, subject to such conditions and limitations as the Administrator may determine from time to time in its discretion; provided that for purposes of Participants participating in the Code Section 423 Plan Component, such conditions and limitations will be applied in a uniform and non-discriminatory basis.

All payroll deductions or any cash contribution, if applicable, made by or for a Participant shall be credited to his or her account under the Plan.

(d)
A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof. A Participant's Subscription Agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof or modified by completion and timely submission of a new Subscription Agreement prior to the applicable successive Offering Period Enrollment Date.

(e)
Notwithstanding the foregoing, a Participant's payroll deductions or cash contribution, if applicable, may be decreased at any time to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof. Any payroll deductions shall recommence at the rate provided in such Participant's Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless the Participant terminates the Subscription Agreement as provided in Section 10 hereof.

(f)
At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's pay the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

7.
Grant of Option. On the first day of each Offering Period, each Participant shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Participant's payroll deductions or cash contribution, if applicable, accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(c) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has previously withdrawn pursuant to Section 10 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock a Participant may purchase during an Offering Period. The option shall expire on the last day of the Offering Period.

8.
Exercise of Option. Unless a Participant previously withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions or cash contribution, if applicable, in his or her account. If the Exercise Date of any Offering Period occurs on a weekend, holiday or other day on which any stock exchange or national market system on which the Common Stock is listed is not open, the applicable Offering Period Exercise Date shall be the last market trading date immediately prior to the Exercise Date. Fractional shares may be purchased subject to the limitations set forth in Section 3(c). Any payroll deductions or cash contribution, if applicable, accumulated in a Participant's account which are in excess of the amounts permissible for the purchase of shares authorized under Section 3(c), shall be returned to the Participant as soon as administratively practicable after the Exercise Date of the relevant Offering Period. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

9.	Delivery. As promptly as practicable after each Exercise Date, the Company shall cause to be delivered to each Participant, as appropriate, the shares purchased upon exercise of his or her option.

10.	Withdrawal.

(a)
A Participant may withdraw the entire balance credited to his or her account and not yet used to exercise his or her option under the Plan at any time through an on-line process established by the Administrator or by giving written notice to the Company in a form(s) approved by the Administrator from time to time at least two (2) business days prior to the applicable Exercise Date. Notwithstanding the foregoing, for purposes of Participants participating in the Code Section 423 Plan Component, the processing of withdrawals, whether on-line or via hard copy, will be applied in a uniform and non-discriminatory basis. The entire balance credited to a Participant's account shall be paid to such Participant promptly after timely receipt of the Participant's notice of withdrawal pursuant to this subsection, in which case such Participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions or cash contribution, if applicable, for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period (or submits a withdrawal request pursuant to this subsection that is not timely received for a particular Offering Period), his or her participation in the Plan shall not resume at the beginning of the succeeding Offering Period unless the Participant re-enrolls in the Plan by timely submitting to the Company a new Subscription Agreement.

(b)
A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11.
Termination of Employment. Upon a Participant's ceasing to be an Employee for any reason, he or she shall be deemed to have automatically and immediately elected to withdraw from the Plan and the entire balance then credited to such Participant's account shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such Participant's option shall be automatically terminated. The foregoing shall apply whether or not a Participant ceases to be an Employee within the two (2) business days prior to an applicable Exercise Date referred to in Section 10(a) above.

12.
Interest. No interest shall accrue on any amounts credited to a Participant's account under the Plan, except as may be required by Applicable Laws, as determined by the Administrator, for Participants in the Non-423 Plan Component (or the Code Section 423 Plan Component if permitted under Section 423 of the Code).

13.	Stock.

(a)
Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Common Stock available for sale under the Plan shall be 3,600,000 shares. If, on a given Exercise Date, the number of shares with respect to which options for all Participants are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable; provided, however, for purposes of Participants participating in the Code Section 423 Plan Component, any pro rata allocation, will be applied in a uniform and non-discriminatory basis.

(b)	The Participant shall have no interest, voting right or rights to dividends in connection with shares covered by his or her option until such option has been exercised.

(c)	Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

14.
Administration. The Plan shall be administered by the Administrator. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by Employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Employees eligible to participate in each sub-plan will participate in a separate offering. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, making of payroll deductions and/or cash contributions under the Plan, handling of payroll deductions and/or cash contributions, establishment of any bank or trust accounts to hold payroll amounts deducted and/or cash contributions, any payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f), the terms of an option granted under the Plan or an Offering Period to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering Period to Employees resident solely in the U.S. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties, and shall be given the maximum possible deference permitted by Applicable Laws.

15.	Designation of Beneficiary.

(a)
A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of an option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)
Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if to the knowledge of the Company no such executor or administrator has been appointed, the Company, in its discretion, may retain the shares and/or cash until such time as a representative of the Participant's estate is so appointed or provides to the Administrator an order or instructions from a court or administrative body of competent jurisdiction authorizing the release of such shares and/or cash to the representative. The Administrator may, prior to the release of any shares and/or cash, require execution of an indemnification or other form of agreement relieving the Company, Administrator and all Company agents and representatives from liability for invalid release of any shares and/or cash.

(c)	Any beneficiary designations made pursuant to this Section shall be made in the form and manner determined by the Administrator from time to time in its discretion.

16.
Transferability. Neither payroll deductions nor any cash contribution, if applicable, credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.
Use of Funds. All payroll deductions and/or cash contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts unless otherwise required by Applicable Laws, as determined by the Administrator.

18.
Reports. Individual accounts shall be maintained for each Participant. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions and/or cash contributions, if applicable, made by or for the Participant, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)
Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)
Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.	Amendment or Termination.

(a)
The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Sections 19 and 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant.

(b)
Without stockholder consent and without regard to whether any Participant’s rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with a Participant’s payroll deductions and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c)
In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(ii)shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an

Offering Period underway at the time of the Administrator action; and
(iii)allocating shares.
(d)    Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

21.
Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.	Conditions Upon Issuance of Shares.

(a)
Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)
As a condition to the exercise of an option, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.
Code Section 409A. The Code Section 423 Plan Component is exempt from the application of Code Section 409A. The Non-423 Plan Component is intended to be exempt from Code Section 409A under the short-term deferral exception and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant's consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24.
Term of Plan. The Plan shall become effective upon its adoption by the Administrator or its approval by the stockholders of the Company, if applicable, and shall continue in effect until terminated under Section 20 hereof.

25.	Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company in the manner and to the degree required under Applicable Laws.

26.
Governing Law; Severability. The Plan and all determinations made and actions taken thereunder shall be governed by the internal substantive laws, and not the choice of law rules, of the State of California, United States and construed accordingly, to the extent not superseded by applicable U.S. federal law. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.